UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 5, 2005

                           Applied DNA Sciences, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                       002-90539               59-2262718
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


             9229 Sunset Boulevard, Suite 83, Los Angeles, CA 90069
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (310) 860-1362

                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers

Appointment of James Hayward
----------------------------

     On October 5, 2005, the board of directors appointed Dr. James Hayward as our Acting Chief Executive Officer. Since June 2004, Dr. Hayward has been the Chairman of Evotope Biosciences, Inc., a drug development company based in Stony Brook, New York. Since 2001, Dr. Hayward has been a director of Q-RNA, Inc., a biotech company based in New York, New York. Since 2000, Dr. Hayward has been a General Partner of Double D Venture Fund, a venture capital firm based in New York, New York. Between 1990 and July 2004, Dr. Hayward was the Chairman, President and CEO of The Collaborative Group, Ltd., a biotech and consumer product company based in Stony Brook, New York. Dr. Hayward received his bachelors degree in Biology and Chemistry from the State University of New York at Oneonta in 1976 and his Ph.D. in Molecular Biology from the State University of New York at Stony Brook in 1983.

     Dr. Hayward has not executed a written employment agreement in connection with his appointment as Acting Chief Executive Officer, but may do so in the future. Dr. Hayward's compensation has not been finalized, however, Dr. Hayward has agreed to not receive any compensation in cash until the Company progresses further.

     Dr. Hayward does not have family relationships with any director, executive officer, or other person nominated or chosen by the Company to become directors or officers. Dr. Hayward does not have a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which the Company was or is to be a party.

Resignation of Ron Erickson
---------------------------

     On October 7, 2005, Mr. Ron Erickson, a member of the board of directors, resigned as a director, effective immediately, to pursue other interests.

Item 8.01 Other Events

     On October 5, 2005, the board of directors appointed Ming-Hwa Bejamin Liang as our Secretary, replacing Karin Klemm in such position. Ms. Klemm continues to remain our Chief Financial Officer. Between May 1999 and September 2005, Dr. Liang has been the director of research and development for Biowell Technology Inc. Dr. Liang received his bachelors degree in Bio-Agriculture from Colorado State University in 1989, his Masters in Horticulture from the University of Missouri at Columbia in 1991, his Ph.D. in Plant Science from the University of Missouri at Columbia in 1991 and his LL. M. in Intellectual Property Law from Shih Hsin University, Taiwan in 2004.

     Dr. Liang does not have family relationships with any director, executive officer, or other person nominated or chosen by the Company to become directors or officers. Except for the following, Dr. Liang does not have a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which the Company was or is to be a party. On July 15, 2005, we entered into a consulting agreement with Timpix International Limited for the consulting services of three employees, including Dr. Liang, our Secretary. The consulting agreement is for the shorter of two years, or until all of the consultants have obtained a visa to work in the United States and execute employment agreements with us. Such consulting agreement shall automatically renew for one-year periods until terminated. Pursuant to the consulting agreement, we shall pay $47,000 per month, of which $15,000 is apportioned per month for Dr. Liang.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Applied DNA Sciences, Inc.


Date: October 12, 2005                        /s/ PETER BROCKELSBY
                                              --------------------
                                              Peter Brockelsby
                                              President

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